UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 2, 2006

ZIPREALTY, INC. (Exact name of registrant as specified in its charter)

Delaware	000-51002	94-3319956

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 300 Emeryville, CA 94608 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (510) 735-2600

Not Applicable (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.
     The information in this Item 2.02 and in Exhibit 99.1 to this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
     On May 8, 2006, ZipRealty, Inc. issued a press release announcing its financial results for the fiscal quarter ended March 31, 2006 and certain other information. The full text of the press release is set forth in Exhibit 99.1 hereto.
Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (a) Not applicable.
     (b) On May 2, 2006, Eric A. Danziger, Chief Executive Officer, announced his decision to resign from the Company on or about August 1, 2006. In connection with his resignation, the Board of Directors voted to approve the payment to Mr. Danziger of six months of severance, a one-year acceleration of the vesting terms of Mr. Danziger’s options, and the extension of Mr. Danziger’s post-employment option exercise period through December 31, 2006. The foregoing terms are subject to the execution of definitive agreements between the Company and Mr. Danziger.
     (c) On May 2, 2006, Gary M. Beasley was promoted to the position of President, in addition to retaining his position as Chief Financial Officer. Mr. Beasley, age 40, had previously served as the Company’s Executive Vice President since February 2004 and its Chief Financial Officer since November 2001. Mr. Beasley served as the Company’s Senior Vice President from October 2002 to February 2004 and as its Vice President from November 2001 to October 2002. Prior to joining the Company, from June 1995 to November 2001, Mr. Beasley served in various executive positions with KSL Recreation Corporation, a resort and leisure sector company, most recently as Vice President of Business Development and Acquisitions. Mr. Beasley holds a Masters of Business Administration degree from the Stanford University Graduate School of Business and a Bachelor of Arts degree in economics from Northwestern University.
     In connection with Mr. Beasley’s promotion, the Company’s Board of Directors approved an increase of Mr. Beasley’s annual salary to $315,000, authorized the payment of a $75,000 retention bonus should Mr. Beasley remain employed by the Company through May 1, 2007, and authorized the payment to Mr. Beasley of six months of severance in the event of termination without cause. The Board of Directors also granted Mr. Beasley an option to purchase 250,000 shares of the Company’s common stock at an exercise price of $8.55. The option vests as to 1/24 of the shares on the first day of each month commencing June 1, 2006, so that the option will be vested in full on May 1, 2008.
     (d) Not applicable.
Item 8.01   Other Events.
     On May 2, 2006, Donald F. Wood was elected Chairman of the Company’s Board of Directors.
Item 9.01   Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is furnished with this report on Form 8-K:
          99.1   Press Release dated May 8, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC. a Delaware corporation
Dated: May 8, 2006	By:	/s/ Gary M. Beasley
Gary M. Beasley
President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated May 8, 2006.